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                    [LETTERHEAD OF COOPERS & LYBRAND]


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Pre-Effective Amendment No. 1 to the Registration Statement of Cohen & Steers Equity Income Fund, Inc. on Form N-1A (File Nos. 333-30919 and 811-8287) of our report dated August 12, 1997, on our audit of the statement of assets and liabilities of Cohen & Steers Equity Income Fund, Inc. as of August 7, 1997, which report is included in the Pre-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption "Accountants" in the Statement of Additional Information.


New York, New York
August 19, 1997

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